Exhibit 99.1

L BRANDS ANNOUNCES RECEIPT OF NOTICE FROM SYCAMORE PARTNERS PURPORTING TO TERMINATE PENDING SALE OF 55% INTEREST IN VICTORIA’S SECRET

COLUMBUS, Ohio, April 22, 2020 – L Brands, Inc. (NYSE: LB) today announced that Sycamore Partners delivered a notice on April 22, 2020 purporting to terminate the Feb. 20, 2020 transaction agreement  (“Transaction Agreement”) relating to the sale of a 55% interest in Victoria’s Secret Lingerie, Victoria’s Secret Beauty and PINK (collectively, Victoria’s Secret) announced on Feb. 20, 2020.  Sycamore Partners also filed a lawsuit in the Court of Chancery of the State of Delaware on April 22, 2020 seeking a declaratory judgment that its termination of the Transaction Agreement is valid.  L Brands believes that Sycamore Partners’ purported termination of the Transaction Agreement is invalid.  L Brands will vigorously defend the lawsuit and pursue all legal remedies to enforce its contractual rights, including the right of specific performance.  L Brands intends to continue working towards closing the transactions contemplated by the Transaction Agreement.

ABOUT L BRANDS:

L Brands, through Victoria’s Secret, PINK and Bath & Body Works, is an international company. The company operates 2,920 company-owned specialty stores in the United States, Canada, the United Kingdom and Greater China, and its brands are also sold in more than 700 franchised locations worldwide. The company’s products are also available online at www.VictoriasSecret.com and www.BathandBodyWorks.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

We caution that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made by our company or our management involve risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. Accordingly, our future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Words such as “estimate,” “project,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “planned,” “potential” and any similar expressions may identify forward-looking statements. Risks associated with the following factors, among others, in some cases have affected and in the future could affect our financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any forward-looking statements included in this press release or otherwise made by our company or our management:

•	general economic conditions, consumer confidence, consumer spending patterns and market disruptions including severe weather conditions, natural disasters, significant health hazards or pandemics, terrorist activities, financial crises, political crises or other major events, or the prospect of these events;

•	the seasonality of our business;

•	the risk that the transactions contemplated (the “VS Transaction”) by the transaction agreement dated as of February 20, 2020 between us and SP VS Buyer LP (the “Transaction Agreement”) are not consummated;

•	difficulties arising from business uncertainties and contractual restrictions while the VS Transaction is pending;

•	difficulties arising from turnover in company leadership or other key positions;

•	our ability to attract, develop and retain qualified associates and manage labor-related costs;
•	liabilities arising from divested businesses;

•	the dependence on mall traffic and the availability of suitable store locations on appropriate terms;

•	our ability to grow through new store openings and existing store remodels and expansions;

•	our ability to successfully expand internationally and related risks;

•	our independent franchise, license and wholesale partners;

•	our direct channel businesses;

•	our ability to protect our reputation and our brand images;

•	our ability to attract customers with marketing, advertising and promotional programs;

•	our ability to protect our trade names, trademarks and patents;

•	the highly competitive nature of the retail industry and the segments in which we operate;

•	consumer acceptance of our products and our ability to manage the life cycle of our brands, keep up with fashion trends, develop new merchandise and launch new product lines successfully;

•	our ability to source, distribute and sell goods and materials on a global basis, including risks related to:

·	political instability, environmental hazards or natural disasters;

·	significant health hazards or pandemics, which could result in closed factories, reduced workforces, scarcity of raw materials, and scrutiny or embargoing of goods produced in infected areas;

·	duties, taxes and other charges;

·	legal and regulatory matters;

·	volatility in currency exchange rates;

·	local business practices and political issues;

·	potential delays or disruptions in shipping and transportation and related pricing impacts;

·	disruption due to labor disputes; and

·	changing expectations regarding product safety due to new legislation;

•	our geographic concentration of vendor and distribution facilities in central Ohio;

•	fluctuations in foreign currency exchange rates;

•	stock price volatility;

•	our ability to pay dividends and related effects;

•	our ability to maintain our credit rating;

•	our ability to service or refinance our debt;

•	shareholder activism matters;

•	the ability of our vendors to deliver products in a timely manner, meet quality standards and comply with applicable laws and regulations;

•	fluctuations in product input costs;

•	our ability to adequately protect our assets from loss and theft;

•	fluctuations in energy costs;

•	increases in the costs of mailing, paper and printing;

•	claims arising from our self-insurance;

•	our ability to implement and maintain information technology systems and to protect associated data;

•	our ability to maintain the security of customer, associate, third-party or company information;

•	our ability to comply with laws and regulations or other obligations related to data privacy and security;

•	our ability to comply with regulatory requirements;

•	legal and compliance matters; and

•	tax, trade and other regulatory matters.

We are not under any obligation and do not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

For further information, please contact:

L Brands:
Investor Relations	Media Relations
Amie Preston	Tammy Roberts Myers
(614) 415-6704	(614) 415-7072
apreston@lb.com	communications@lb.com